UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2013 (July 1, 2013)

TIPTREE FINANCIAL INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 446-1410

Care Investment Trust Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

As previously reported, Tiptree Financial Inc. (formerly known as Care Investment Trust Inc.) (the “Company”) entered into a Contribution Agreement, dated as of December 31, 2012, as amended by Amendment No. 1 to the Contribution Agreement, dated as of February 14, 2013 (the “Contribution Agreement”), with Tiptree Financial Partners, L.P. (“Tiptree”) and Tiptree Operating Company, LLC (the “Operating Subsidiary”). Prior to closing of the Contribution Transactions (as defined herein), Tiptree was the approximately 91% owner of the Company’s common stock.

On July 1, 2013 (the “Closing Date”), the transactions contemplated under the Contribution Agreement were consummated.

On the Closing Date, the Company, Tiptree and the Operating Subsidiary entered into the Amended and Restated Limited Liability Company Agreement of the Operating Subsidiary (the “Operating Agreement”), as described on page 56 of the Company’s definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 13, 2013 (the “Proxy Statement”), which description is incorporated herein by reference.

On the Closing Date, the Company and Tiptree also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), as described on page 57 the Proxy Statement, which description is incorporated herein by reference.

The foregoing summary of the Operating Agreement and Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Operating Agreement and Registration Rights Agreement, copies of which are attached as Exhibit 4.2 and Exhibit 4.1, respectively, herewith and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed the contribution of substantially all of its operating assets (other than its ownership of common units (“Common Units”) of the Operating Subsidiary) to the Operating Subsidiary in exchange for 10,289,192 Common Units representing an approximately 25% interest in the Operating Subsidiary (the “Company Contribution”). Also on the Closing Date, Tiptree completed the contribution of substantially all of its assets (other than its shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), cash in an aggregate amount equal to the purchase price of the Warrants (as defined below), Tiptree’s partnership records and Tiptree’s rights under the Contribution Agreement and other transaction documents) to the Operating Subsidiary (the “Tiptree Contribution” and, together with the Company Contribution, the “Contribution Transactions”) in exchange for 31,147,371 Common Units representing an approximately 75% interest in the Operating Subsidiary and 31,147,371 shares of the Company’s newly classified Class B Common Stock, par value $0.001 per share (“Class B Common Stock”). In connection with the Tiptree Contribution, on the Closing Date, Tiptree paid the Operating Subsidiary (a) $4,327,500 in cash for warrants to purchase an aggregate of 2,098,500 Common Units at an exercise price of $8.48 per Common Unit, exercisable until June 30, 2022 and (b) $6,846,380 in cash for a warrant to purchase 1,510,920 Common Units at an exercise price of $5.36 per Common Unit, exercisable until June 12, 2017 (collectively, the “Warrants”).

CohnReznick LLP was retained as a financial adviser to the Company’s special committee in connection with the Contribution Transactions and to evaluate whether the consideration received by the Company in connection with the Contribution Transactions was fair from a financial point of view. CohnReznick LLP delivered a written fairness opinion to the Company’s special committee on December 19, 2012 which is attached as Exhibit E to the Proxy Statement.

Item 3.02 Unregistered Sales of Equity Securities.

On the Closing Date, the Company issued to Tiptree 31,147,371 shares of Class B Common Stock as part of the consideration for the Tiptree Contribution in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The issuance of Class B Common Stock in connection with the Tiptree Contribution has not been registered under the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

As a result of filing the Amended and Restated Charter on the Closing Date, as discussed in Item 5.03 below, each share of common stock outstanding prior to the Closing Date has been reclassified as one share of Class A Common Stock, par value $0.001 per share (“Class A Common Stock”). Each stock certificate formerly representing the Common Stock continues to represent the same number of shares of Class A Common Stock. Stockholders will not need to exchange their existing stock certificates of the Common Stock for stock certificates of the Class A Common Stock. Stockholders may, however, exchange their certificates if they choose to do so. New certificates for shares of the Class A Common Stock may be obtained by surrendering certificates representing shares of presently outstanding Common Stock to the Company’s transfer agent, Broadridge Financial Solutions, Inc.

The Class A Common Stock is currently quoted on the OTCQX market under the symbol “CVTR”.

Item 5.03 below under the heading “Amended and Restated Charter” is incorporated herein by reference.

The foregoing summary of the Amended and Restated Charter is not complete and is qualified in its entirety by reference to the Amended and Restated Charter, a copy of which is filed herewith as Exhibit 3.1, and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02 (b), (c) and (e)

In connection with the Contribution Transactions and pursuant to the Contribution Agreement, on December 31, 2012, Salvatore (Torey) V. Riso, J. Rainer Twiford and Mitch Wasterlain (the “Resigning Directors”), resigned from the Company’s Board of Directors (the “Board”) effective upon the consummation of the Contribution Transactions on the Closing Date. Prior to his resignation, Mr. Twiford served as Chairman of the Compensation, Nominating & Governance Committee (the “CNG Committee”) of the Board and as a member of the Audit Committee of the Board; neither Mr. Riso nor Mr. Wasterlain served on a committee of the Board at the time of their resignation.

Effective as of the Closing Date, Michael Barnes is Executive Chairman of the Company, Geoffrey Kauffman is President and Chief Executive Officer of the Company and Julia Wyatt is Chief Financial Officer of the Company. Salvatore (Torey) V. Riso, previously President and Chief Executive Officer of the Company, will continue to manage the Care business as President and Chief Executive Officer of Care Investment Trust LLC, a wholly-owned subsidiary of the Operating Subsidiary.

Mr. Barnes, age 47, has been a member of the Board since August 2010, and he currently serves as its Chairman as well as the Executive Chairman of the Company and as a member of the Company’s Executive Committee. He is also currently Executive Chairman of Tiptree and is a founding partner of Tricadia Holdings, L.P. (“Tricadia”) and its affiliated companies, which are privately held and provide investment management services. Prior to the formation of Tricadia in 2003, Mr. Barnes spent two years as Head of Structured Credit Arbitrage within UBS Principal Finance LLC, a wholly owned subsidiary of UBS Warburg, which conducts proprietary trading on behalf of the firm. Mr. Barnes joined UBS in 2000 as part of the merger between UBS and PaineWebber Inc. Prior to joining UBS, Mr. Barnes was a Managing Director and Global Head of the Structured Credit Products Group of PaineWebber. Prior to joining PaineWebber in 1999, he spent 12 years at Bear, Stearns & Co. Inc., the last five of which he was head of their Structured Transactions Group. Mr. Barnes received his A.B. from Columbia College.

Mr. Kauffman, age 54, has been a member of the Board since August 2010, and he currently serves as the Vice Chairman of the Board as well as the Executive Vice Chairman of the Company and as a member of the Company’s Executive Committee. He is also currently the President and Chief Executive Officer of Tiptree, and serves on the Executive Committee of each of the Company’s subsidiaries and as an executive officer and Board member for the Company’s subsidiaries including: Vice Chairman of Philadelphia Financial Group, Inc.; President and Chief Executive Officer of Muni Funding Company of America, LLC; President and Chief Executive Officer of Tiptree Asset Management Company, LLC. Prior to joining Tiptree at its inception in 2007 and beginning in 2005, Mr. Kauffman was a Managing Director of Tricadia, where he was responsible for, among other things, launching businesses such as Tiptree. Mr. Kauffman was made a partner of Tricadia in 2011, and remains a partner, although he does not engage in any investment advisory activities related to Tricadia. Prior to joining Tricadia, from 2002 to 2004, Mr. Kauffman was a partner with the Shidler Group, with his primary focus being the development of a Credit Derivative Products Company (CDPC). Before joining the Shidler Group, from 1997 to 2001, Mr. Kauffman was involved in the launch of the CGA Group of companies, which originated financial guarantee contracts. From 1997 through 1999, he was the President, Chief Underwriting Officer and Principal Representative of CGA Bermuda, Ltd, the CGA Group’s Bermuda-based insurance subsidiary. From 2000 to 2001, he was the President and Chief Executive Officer of CGA Investment Management. Prior to joining CGA, Mr. Kauffman was at AMBAC and the MBIA / AMBAC International joint venture in

1995 and 1996, where he helped develop their international structured finance department. Prior to AMBAC, from 1989 to 1995, Mr. Kauffman was with FGIC’s ABS group and helped establish that business, focusing on CDOs, asset backed securities and multi-seller conduit programs. Prior to FGIC, Mr. Kauffman worked in the Investment Banking Division of Marine Midland Bank (now HSBC), where he focused on middle-market mergers and acquisitions and structured finance. Mr. Kauffman holds a B.A. (Psychology) from Vassar College and an M.B.A. (Finance) from Carnegie Mellon University.

Ms. Wyatt, age 55, has served as Chief Financial Officer and Secretary of Tiptree since 2007. Ms. Wyatt is also the Chief Financial Officer of Tricadia. Prior to joining Tricadia in 2005, from 1996 to 2005, Ms. Wyatt was the Chief Financial Officer of Havell Capital Management (HCM), a specialized investment management firm dedicated to managing funds in fixed income markets. During her tenure with HCM, Ms. Wyatt was responsible for all non-investment related aspects of the firm, including financial, legal, regulatory and client services. Prior to HCM, from 1992 to 1996, Ms. Wyatt was a senior member of the fixed income management group with Neuberger Berman. Previously, from 1987 to 1991, she was employed by Morgan Grenfell Capital Management, where she was the Treasurer and Director of Client Services. Ms. Wyatt obtained her C.P.A. license during her years from 1980 to 1988 with Deloitte & Touche, spending the last two years in the Executive Office Research Department. Ms. Wyatt has a B.S. in Accounting from the University of Utah.

Mr. Barnes’s and Ms. Wyatt’s salaries are not paid by the Company; instead, they will provide services to the Company as its Executive Chairman and Chief Financial Officer, respectively, through a transition services agreement between Tiptree Asset Management Company, LLC (“TAMCO”), a subsidiary of the Company, and Tricadia for certain support services (the “Transition Services Agreement”). Because of their positions with Tricadia, Mr. Barnes and Ms. Wyatt indirectly receive compensation made by the Company to Tricadia. Pursuant to the Transition Services Agreement, the Company pays Tricadia $100,000 per year for Mr. Barnes’s services and $350,000 per year for the services of Ms. Wyatt and other financial and accounting personnel (subject to adjustment). Mr. Barnes and Ms. Wyatt will serve for a one-year term or until their successors are duly elected and qualify.

The Company has entered into indemnification agreements with Messrs. Barnes and Kauffman and Ms. Wyatt (the “Indemnification Agreements”). The Indemnification Agreements require the Company to indemnify its executive officers and directors to the fullest extent permitted by law and to advance all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Although the Indemnification Agreements offer substantially the same scope of coverage afforded by the Company’s charter and bylaws and by Maryland law, they provide greater assurance to directors and executive officers that indemnification will be available because, as contracts, they cannot be modified unilaterally in the future by the board of directors or the stockholders to eliminate the rights it provides. This summary of the Indemnification Agreements is not complete and is qualified in its entirety by the Company’s Form of Indemnification Agreement, previously filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-11, as amended (File No. 333-141634), filed on June 7, 2007 and herein incorporated by reference.

Mr. Kauffman is party to an Amended and Restated Executive Employment Agreement, dated as of July 1, 2013, with TAMCO (the “Kauffman Employment Agreement”). Pursuant to

the Kauffman Employment Agreement, Mr. Kauffman will receive compensation for serving as both President and Chief Executive Officer of Tiptree and President and Chief Executive Officer of the Company consisting of an initial annual base salary of $350,000 and an annual cash bonus based on the Operating Subsidiary’s performance. The Board may increase the base salary annually. For each calendar year up through and including December 31, 2015, Mr. Kauffman’s annual bonus will be equal to 5% of the Operating Subsidiary’s annual pre-tax net income, subject to certain adjustments, and for each calendar year thereafter his annual bonus will have a target determined by the Board based on a percentage of the Company’s annual net income or other financial metrics as determined by the Board. Mr. Kauffman is also eligible to participate in any stock option, restricted stock, equity compensation or other long-term incentive plan of the Company pursuant to the terms and conditions of such plan then in effect.

There is no definite term under the Kauffman Employment Agreement and the Company may terminate Mr. Kauffman at any time upon approval of the Board. If Mr. Kauffman is terminated by the Company without cause or terminates his employment for good reason, then Mr. Kauffman will be entitled, subject to the execution of a general release, to (i) earned but unpaid bonuses with respect to any performance period that ends in the calendar year prior to the calendar year in which termination occurs and (ii) severance payments equal to the amount of base salary in the prior two years plus the amount of bonuses in the prior two years, with such severance payments to be made in three equal installments over two years beginning 60 days after termination.

Mr. Kauffman has agreed that during his employment and for one year following the date of termination (the “Non-Competition Period”), he will not engage in, participate in, carry on, own, or manage, directly or indirectly, any business entity that competes or competed with the Company or any affiliate of the Company during the Non-Competition Period or while Mr. Kauffman was employed with the Company.

Mr. Kauffman has agreed that for one year following the date of termination, whether on his own behalf or on behalf of any other person or entity, he will not, directly or indirectly solicit, service, or interfere with clients of, or investors in, the Company or the Company’s products or managed entities, or attempt to cause or influence any such person or entity to reduce the level of business it does with the Company, whether or not Mr. Kauffman had personal contact with such person or entity during and by reason of Mr. Kauffman’s employment with the Company.

Mr. Kauffman has agreed that during his employment and for one year following the date of termination, whether on his own behalf or on behalf of any other person or entity, he will not, directly or indirectly solicit, hire, recruit, encourage, induce, or attempt to induce any employee of the Company to terminate his/her employment with the Company, or otherwise directly or indirectly employ or engage such person as an employee, independent contractor, consultant, or otherwise.

Mr. Kauffman has also agreed that he will hold in confidence for the benefit of the Company, all of the information and business secrets in respect of the Company and its affiliates, and will not, at any time before or after their employment ends, willfully use, disclose or divulge any such information and that any intellectual property developed by him during his employment is, and will always remain, solely the property of the Company.

Ms. Wyatt is Chief Financial Officer of Tiptree and of Tiptree Asset Management Company, LLC, the direct partner of TREIT Management LLC (“TREIT”), which has entered into a services agreement with the Company, dated as of November 4, 2010 (the “Services Agreement”). Ms. Wyatt indirectly receives cash and share compensation made by the Company to TREIT as payment of the base and incentive fees under the Services Agreement, to the extent such payments are made.

None of Mr. Barnes, Mr. Kauffman or Ms. Wyatt has been involved in any transaction with the Company or any of its directors, executive officers, affiliates or associates which are required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act, other than the Transition Services Agreement as described above and, as a result of their respective positions with Tiptree and its affiliates, the transactions contemplated by the Contribution Agreement, as described in the Proxy Statement on pages 45 through 55, and the other transactions described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 under the heading “Related Party Transactions” on pages 57 through 58, the descriptions of which transactions are incorporated by reference herein.

Item 5.02 (d)

Also on the Closing Date, in connection with the consummation of the Contribution Transactions, the resignations of the Resigning Directors became effective and created three vacancies on the Board. In accordance with the terms of the Contribution Agreement, the Board decreased the size of the Board from seven to six directors and appointed the following new directors to the Board to fill such vacancies, effective as of the Closing Date: Richard Price and Bradley Smith. Messrs. Price and Smith have each been appointed to serve as a member of the Audit Committee and CNG Committee of the Board. Effective as of the Closing Date, Messrs. Price and Smith resigned as directors of Tiptree. The Company has entered into Indemnification Agreements with Messrs. Price and Smith, as described above. Messrs. Price and Smith were appointed as independent directors and, as such, each will receive the compensation the Company pays its independent directors, including an annual retainer of $50,000. The annual retainer payable to the Company’s independent directors is payable quarterly in arrears, 70% in cash and 30% in immediately vested shares of our common stock.

Neither Mr. Price nor Mr. Smith has been involved in any transaction with the Company or any of its directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC other than, as a result of their prior service as directors of Tiptree, the transactions contemplated by the Contribution Agreement, as described in the Proxy Statement on pages 45 through 55, and the other transactions described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 under the heading “Related Party Transactions” on pages 57 through 58, the descriptions of which transactions are incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Charter

On the Closing Date and effective that same date, the Company filed with the Maryland Department of Assessments and Taxation its Fourth Articles of Amendment and Restatement (the “Amended and Restated Charter”) as described in the Proxy Statement on pages 99 through 102, including a description of the changes made to the Company’s charter by the Amended and Restated Charter , which description is incorporated herein by reference.

The foregoing summary of the Amended and Restated Charter is not complete and is qualified in its entirety by reference to the Amended and Restated Charter, a copy of which is attached as Exhibit 3.1 herewith and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release announcing the consummation of the transactions contemplated by the Contribution Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

As of July 1, 2013, there were 10,246,020 shares of Class A Common Stock and 31,147,371 shares of Class B Common Stock outstanding.

As of the Closing Date, Tiptree transferred all of the 9,277,575 shares of Class A Common Stock owned by it to limited partners of Tiptree who elected to redeem interests in Tiptree in exchange for Class A Common Stock owned by Tiptree (the “Redemption Election”).

The Company expects to file a shelf registration statement for resales on continuous or delayed basis by holders of Class A Common Stock received in the Redemption Election pursuant to a Registration Rights Agreement between the Company and Tiptree, dated as of March 16, 2010.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed, or furnished, as applicable, with this Form 8-K.

Exhibit No	Description

3.1	Fourth Articles of Amendment and Restatement of the Company, effective July 1, 2013.

4.1	Registration Rights Agreement, dated July 1, 2013.

4.2	Amended and Restated Limited Liability Company Agreement of Tiptree Operating Company, LLC, dated July 1, 2013.

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE FINANCIAL INC.

Date: July 2, 2013	By:	/s/ Geoffrey Kauffman
Name: Geoffrey Kauffman
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No	Description

3.1	Fourth Articles of Amendment and Restatement of the Company, effective July 1, 2013.

4.1	Registration Rights Agreement, dated July 1, 2013.

4.2	Amended and Restated Limited Liability Company Agreement of Tiptree Operating Company, LLC, dated July 1, 2013.

99.1	Press Release.